Exhibit 99.1

GREEN PLAINS PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AND RELATED NOTES THERETO

Introduction

On October 8, 2018, Green Plains Inc. (“GPRE”), the parent of Green Plains Partners LP (the “Partnership”),  entered into an asset purchase agreement for the sale of three ethanol plants located in Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan to Valero Renewable Fuels Company, LLC (“Valero”). Correspondingly, the Partnership entered into a separate asset purchase agreement with GPRE to sell the storage assets and assign the rail transportation assets to be disposed of in the sale to Valero for $120.9 million (the “Transaction). The Transaction was previously described in a Current Report of the Partnership on Form 8-K filed with the United States Securities and Exchange Commission on October 10, 2018. On November 15, 2018, the Partnership closed on the sale and received as consideration 8.7 million GPRE units and a portion of the general partner interest equating to 0.2 million hypothetical limited partner units to maintain the general partner’s 2% interest. The Partnership received as additional consideration approximately $2.6 million in cash related to the present value gain on railcars transferred, subject to certain post-closing adjustments.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, of the Partnership is presented as if the Transaction had occurred on September 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018, and for the year ended December 31, 2017, are presented as if such events had occurred on January 1, 2017.

The unaudited pro forma condensed consolidated balance sheet and statements of operations included herein are for informational purposes only and are not necessarily indicative of the results that might have occurred had the Transaction taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited condensed consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Partnership at the time these unaudited pro forma condensed consolidated financial statements were prepared. The Partnership believes its current estimates provide a reasonable basis of presenting the significant effects of the Transaction.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the the accompanying notes in addition to the following:

•the historical financial statements of the Partnership as of and for the year ended December 31, 2017, and the related notes included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017;

•the historical unaudited financial statements of the Partnership as of and for the nine months ended September 30, 2018, and the related notes included in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

GREEN PLAINS PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(in thousands)

	Green Plains Partners	Pro Forma Adjustments (Note 2)		Pro Forma Consolidated
ASSETS
Current assets
Cash and cash equivalents	$432	$2,620	(b)	$3,052
Accounts receivable	732	-		732
Accounts receivable from affiliates	17,842	-		17,842
Prepaid expenses and other	743	-		743
Total current assets	19,749	2,620		22,369

Property and equipment, net	46,156	(4,179)	(a)	41,977
Goodwill	10,598	-		10,598
Investment in equity method investees	3,580	-		3,580
Note receivable	8,100	-		8,100
Other assets	1,128	-		1,128
Total assets	$89,311	$(1,559)		$87,752

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$7,534	$-		$7,534
Accounts payable to affiliates	4,005	-		4,005
Accrued and other liabilities	4,600	-		4,600
Asset retirement obligations	676	-		676
Unearned revenue	148	-		148
Total current liabilities	16,963	-		16,963

Long-term debt	136,012	-		136,012
Deferred lease liability	832	-		832
Asset retirement obligations	2,904	(427)	(a)	2,477
Total liabilities	156,711	(427)		156,284

Partners' capital
Common unitholders - public	114,324	-		114,324
Common unitholders - Green Plains	(180,729)	117,373	(b)	(181,838)
		(118,482)	(c)
General partner interests	(995)	2,395	(b)	(1,018)
		(2,418)	(c)
Total partners' capital	$(67,400)	(1,132)		(68,532)
Total liabilities and partners' capital	89,311	$(1,559)		$87,752

GREEN PLAINS PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(in thousands, except per unit amounts)

	Green Plains Partners	Pro Forma Adjustments (Note 2)		Pro Forma Consolidated
Revenues
Affiliate	$100,808	$(16,836)	(d)	$83,972
Non-affiliate	6,185	-		6,185
Total revenues	106,993	(16,836)		90,157
Operating expenses
Operations and maintenance (excluding depreciation and amortization reflected below)	33,501	(3,915)	(d)	29,586
General and administrative	4,223	(5)	(d)	4,218
Depreciation and amortization	5,111	(502)	(d)	4,609
Total operating expenses	42,835	(4,422)		38,413
Operating income	64,158	(12,414)		51,744
Other income (expense)
Interest income	81	-		81
Interest expense	(5,402)	-		(5,402)
Other, net	150	-		150
Total other expense	(5,171)	-		(5,171)
Income before income taxes	58,987	(12,414)		46,573
Income tax expense	(109)	-		(109)
Equity investment loss	(11)	-		(11)
Net income	$58,867	$(12,414)		$46,453

Net income attributable to partners' ownership interests:
General partner	$1,177	$(248)	(d)	$929
Limited partners - common unitholders	28,869	(6,088)	(d)	22,781
Limited partners - subordinated unitholders	28,821	(6,078)	(d)	22,743

Earnings per limited partner unit (basic and diluted):
Common units	$1.81	$0.16	(d)(e)	$1.97
Subordinated units	$1.81	$0.16	(d)(e)	$1.97
Weighted average limited partner units outstanding (basic and diluted):
Common units	15,916	(4,350)	(e)	11,566
Subordinated units	15,890	(4,343)	(e)	11,547

GREEN PLAINS PARTNERS LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
(in thousands, except per unit amounts)

	Green Plains Partners	Pro Forma Adjustments (Note 2)		Pro Forma Consolidated
Revenues
Affiliate	$72,949	$(12,473)	(d)	$60,476
Non-affiliate	4,546	-		4,546
Total revenues	77,495	(12,473)		65,022
Operating expenses
Operations and maintenance (excluding depreciation and amortization reflected below)	23,586	(2,562)	(d)	21,024
General and administrative	3,689	(5)	(d)	3,684
Depreciation and amortization	3,406	(260)	(d)	3,146
Total operating expenses	30,681	(2,827)		27,854
Operating income	46,814	(9,646)		37,168
Other income (expense)
Interest income	61	-		61
Interest expense	(5,253)	-		(5,253)
Other, net	75	-		75
Total other expense	(5,117)	-		(5,117)
Income before income taxes	41,697	(9,646)		32,051
Income tax expense	(70)	-		(70)
Equity investment loss	(82)	-		(82)
Net income	$41,545	$(9,646)		$31,899

Net income attributable to partners' ownership interests:
General partner	$831	$(193)	(d)	$638
Limited partners - common unitholders	24,015	(5,576)	(d)	18,439
Limited partners - subordinated unitholders	16,699	(3,877)	(d)	12,822

Earnings per limited partner unit (basic and diluted):
Common units	$1.28	$0.07	(d)(e)	$1.35
Subordinated units	$1.28	$0.07	(d)(e)	$1.35
Weighted average limited partner units outstanding (basic and diluted):
Common units	18,780	(5,131)	(e)	13,649
Subordinated units	13,038	(3,562)	(e)	9,476

1.	BASIS OF PRESENTATION

See “Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

2.	PRO FORMA ADJUSTMENTS

Adjustments under the heading “Pro Forma Adjustments” in the accompanying pro forma condensed consolidated financial statements represent the following:

(a)

Represents the disposition of the property, plant, and equipment of the Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan plants and the asset retirement obligation assets and liabilities of the rail transportation assets.

(b)

Represents the partners’ capital effect of the net consideration of $117.1 million on the Transaction,  as well as the receipt of $2.6 million of cash related to the present value gain on railcars transferred. The allocation to the Green Plains common unitholders and the general partner interest was based on a 98% and 2% ownership interest, respectively. This amount is not presented in the pro forma condensed consolidated statement of operations as it is nonrecurring in nature and will not have a continuing impact on the Partnership.

(c)

Represents the partners’ capital effect to reflect the units received from Green Plains Inc. and subsequently retired. The allocation to the Green Plains common unitholders and the general partner interest was based on a 98% and 2% ownership interest, respectively.

(d)

Represents the adjustments to eliminate revenues and expenses of the Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan storage assets, and the associated rail transportation assets, with rail transportation revenue and expenses allocated based on the percentage of the fleet being disposed. The net income allocations to the general partner and limited partners were based on the ownership interests as of December 31, 2017, and September 30, 2018, respectively.

(e)

Represents adjustments to shares outstanding and earnings per unit as if the Transaction had occurred on January 1, 2017. The share reduction was split between common and subordinated units based on the percentage of total shares as of December 31, 2017, and September 30, 2018, respectively.